Exhibit T3B-58

LIMITED LIABILITY COMPANY AGREEMENT

OF

WEUS HOLDING, LLC

March 31, 2013

This Limited Liability Company Agreement (this “Agreement”) of WEUS Holding, LLC, a Delaware limited liability company (the “Company”), is entered into by Weatherford International, LLC, a Delaware limited liability company, as the sole member of the Company (together with any person (including an entity) admitted to the Company as a member of the Company pursuant to this Agreement, any such person, a “Member”).

A.                                    The Company was formerly incorporated in the State of Delaware with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on March 31, 1975 as a Delaware corporation under the name WEUS Holding, Inc. (the “Corporation”).

B.                                    The board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a Delaware limited liability company and the adoption of this Agreement, and recommending the approval and adoption of such conversion and this Agreement to the stockholder of the Corporation, pursuant to Section 266 of the General Corporation Law of the State of Delaware (the “DGCL”).

C.                                    By written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a Delaware limited liability company and the adoption of this Agreement pursuant to Section 266 of the DGCL.

D.                                    On the date hereof, the Corporation was converted to a limited liability company (the “Conversion”) pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”) and Section 266 of the DGCL by causing the filing with the Delaware Secretary of State of the Certificate of Conversion to Limited Liability Company of the Corporation to the Company (the “Certificate of Conversion”) and the Certificate of Formation of the Company (the “Certificate of Formation”), each effective on the date hereof at the time designated therein.

E.                                     Pursuant to the Act, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Corporation which existed prior to the Conversion, and all property, real, personal and mixed, and all debts due to the Corporation, as well as all other things and causes of action belonging to the Corporation, remain vested in the Company, now existing as a Delaware limited liability company, and are the property of the Company after the Conversion, and the title to any real property vested by deed or otherwise in the Company has not reverted or been in any way impaired by reason of the Act; but all rights of creditors and all liens upon any property of the Corporation which existed prior to the Conversion are preserved unimpaired, and all debts, liabilities and duties of the Corporation which existed prior to the Conversion remain attached to the Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware limited liability company.

F.                                      Pursuant to this Agreement and the Conversion, all of the shares of capital stock in the Corporation were converted into the limited liability company interests in the Company, and Weatherford International, Inc., as the sole stockholder of the Corporation, which has since been converted to

Weatherford International, LLC, a Delaware limited liability company, was admitted to the Company as the sole Member of the Company and became, and is now, the owner of all of the limited liability company interests in the Company as set forth, herein.

G.                                    The Member desires to execute this Agreement in order to set forth in its entirety the terms and conditions with respect to the ownership, operation, and continued existence of the Company.

NOW, THEREFORE, the Member, in consideration of the covenants, conditions and agreements contained herein, and for adequate consideration hereby acknowledged, hereby agrees as follows:

ARTICLE I
ORGANIZATION OF THE COMPANY

1.                                      Conversion/Certificates.

(a)                                 The Company hereby continues as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The fact that the Certificate of Formation is on file in the Office of the Delaware Secretary shall constitute notice that the Company is a Delaware limited liability company. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation and the By-Laws of the Corporation, each in effect on the date hereof, are replaced and superseded in their entirety by this Agreement and the Certificate of Formation in respect of all periods beginning on or after the Conversion, (ii) all of the shares of capital stock in the Corporation issued and outstanding immediately prior to the Conversion are converted to all of the limited liability company interests in the Company, (iii) Weatherford international, Inc., the sole stockholder of the Corporation immediately prior to the Conversion, which has since been converted to Weatherford International, LLC, a Delaware limited liability company, is hereby automatically admitted to the Company as the sole Member of the Company (such admission effective simultaneously with the Conversion) and is the owner of all the limited liability company interests in the Company, (iv) all certificates, if any, evidencing shares of capital stock in the Corporation issued by the Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company and shall automatically be deemed canceled, (v) the Corporation is being continued without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (vi) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation.

(b)                                 The execution, delivery and filing of the Certificate of Conversion and the Certificate of Formation with the Delaware Secretary, are hereby ratified, approved and confirmed. The Member and each officer of the Company is hereby designated as an “authorized person” of the Company within the meaning of the Act and shall continue as a designated “authorized person” of the Company within the meaning of the Act. The Member or any officer of the Company, as an “authorized person” of the Company within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Delaware Secretary. The Member or any officer of the Company shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

2.                                      Name.

The name of the Company is WEUS Holding, LLC. All business of the Company shall be conducted under such name and title to all property, real, personal or mixed, owned by or leased to the Company shall continue to be held in such name. Notwithstanding the preceding sentence, the Member(s) may change the name of the Company or adopt such trade or fictitious names as it may determine.

3.                                      Purposes and Permitted Activities.

The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which a limited liability company may be formed under the Act.

4.                                      Powers.

Subject to all of the provisions of this Agreement, the Company shall have all powers necessary, appropriate or incidental to the accomplishment of its purposes and all other powers conferred upon a limited liability company pursuant to the Act.

5.                                      Term.

The term of the Company (in the form of a corporation) commenced on July 17, 1980 when the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary and such term was not interrupted by the Conversion. The Company continues in existence from such date as the same entity and the term of the Company shall be perpetual, unless it is dissolved sooner in accordance with Section 26(a). Notwithstanding the dissolution of the Company, the existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in accordance with the Act.

6.                                      Fiscal Year.

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

7.                                      Principal Office.

The principal business office of the Company shall be located at such location as may be determined from time to time by the Member.

8.                                      Registered Office.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation, or such other place as the Member may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate of Formation, or such other person as the Member may designate in the manner provided by law.

9.                                      Member.

The name and business or mailing address of the Member of the Company are as set forth on Exhibit A attached hereto.

10.                               Admittance of Member.

The Member was the sole stockholder of the Corporation prior to the Conversion and, effective simultaneously with the Conversion, the Member was admitted to the Company as the sole Member of the Company upon its execution of this Agreement and issued the number of Units set forth opposite the Member’s name on Exhibit A hereto.

11.                               Limited Liability Company Interests.

(a)                                 The limited liability company interests of the Company shall be represented by, and issued in, unit increments (each, a “Unit” and collectively, the “Units”) as set forth on Exhibit A. The Company is hereby authorized to issue an unlimited number of Units to its Members.

(b)                                 Ownership of Units may be evidenced by certificates at the election and approval of the Member. Any certificate issued to a Member need not bear a seal of the Company but shall be signed by manual or facsimile signature of the Member or an officer of the Company on behalf of the Company, certifying the number of Units represented by such certificate. The books reflecting the issuance of any certificates shall be kept by the Secretary of the Company (or the Member in the event no such officer has been appointed). The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Units. The President, Senior Vice President or Secretary of the Company (or the Member in the event no such officer has been appointed) may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in his discretion, require the owner (as reflected on the books and records of the Company) of such certificate or its legal representative to satisfy any reasonable requirements, including, without limitation, to give bond, with sufficient surety, to indemnify the Company and any transfer agent and registrar against any and all loss or claims that may arise by reason of the issuance of a new certificate in the place of the one lost, stolen, or destroyed Each certificate shall bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(c)                                  The Company shall maintain books for the purpose of registering the transfer of limited liability company interests. In connection with a transfer in accordance with this Agreement of any limited liability company interests in the Company, the certificate(s), if any, evidencing the limited liability company interests shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new certificate to the transferee evidencing the limited liability company interests that were transferred and, if applicable, the Company shall issue a new certificate to the transferor evidencing any limited liability company interests registered in the name of the transferor that were not transferred.

12.                               UCC Election.

Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

13.                               Capital Contribution.

The Member’s capital in the Company existing at the time of the Conversion shall continue to be the Member’s capital in the Company immediately subsequent to the Conversion.

14.                               Additional Contributions.

No Member is required to make any capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the written consent of such Member.

15.                               Distributions.

The Company shall make cash distributions to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

16.                               Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

17.                               Company Books and Records.

The Secretary (or such other officer of the Company as determined herein or as the Member may from time to time determine) will maintain and preserve during the term of the Company all books, certificates, records and other relevant Company documents.

18.                               Management.

In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the law of the State of Delaware. The Member has the authority to bind the Company. The Member may appoint or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Member may delegate to any such person (who may be designated an officer or authorized person of the Company) or entity such authority to act on behalf of the Company as the Member may from time to time deem appropriate. Notwithstanding any provision of this Agreement, the Member is authorized to execute and deliver any document on behalf of the Company without the consent of any other person or entity.

19.                        Officers.

(a)                          Appointment and Tenure.

(i)                                     The Member may, from time to time, designate officers of the Company to carry out the day-to-day business of the Company and may delegate to any officer any of the Member’s powers under this Agreement, including, without limitation, the power to bind the Company.

(ii)                                  The officers of the Company shall be comprised of one or more individuals designated from time to time by the Member. No officer need be a resident of the State of Delaware. Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Member. Any number of offices may be held by the same individual. The salaries or compensation, if any, of the officers of the Company shall be fixed from time to time by the Member.

(iii)                               The officers of the Company may consist of a president, a secretary and a treasurer. The Member may also designate one or more vice presidents, assistant secretaries, and assistant treasurers and such other officers and assistant officers with any titles as the Member shall deem necessary.

(b)                                 Removal. Any officer may be removed as such at any time by the Member, either with or without cause, through the sole discretion of the Member.

(c)                                  President. The president shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Member and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Member.

(d)                                 Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Member may from time to time prescribe.

(e)                                  Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Member may from time to time prescribe. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.

(f)                                   Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company’s funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Member. The treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render the president and the Member, when so directed by either, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Member may from time to time prescribe. If required by the Member, the treasurer shall give the Company a bond of such type, character and amount as the Member may require. The assistant treasurers, if any are designated, in the order of seniority, unless otherwise determined by the Member, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Member may be from time to time prescribe.

20.                               Other Business.

Notwithstanding any duty (including fiduciary duty) otherwise existing at law or in equity, the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and he Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

21.                               Exculpation, Indemnification and Advancement

(a)                                 To the fullest extent permitted by applicable law, no Indemnitee (as defined below) shall be liable to the Company or any other person or entity who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee (as defined below) by this Agreement. To the fullest extent permitted by law:

(i) the Member and the officers, directors (if any) and managers (if any) of the Company shall, and

(ii) employees of the Company or an affiliate of the Company may, upon approval of the Member (each of the persons listed in clause (i) and clause (ii), an “Indemnitee”),

be indemnified and held harmless by the Company from and against any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason, as applicable, of its status as a Member of the Company or an officer, director, manager or employee of the Company or an affiliate thereof, regardless of whether the Indemnitee continues to be a Member of the Company or an officer, director, manager or employee or an affiliate thereof at the time any such liability or expense is paid or incurred, unless such indemnification would not be permitted under Delaware law.

(b)                                 The Company may purchase and maintain insurance on behalf of such persons as the Members shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(c)                                  Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys’ fees and disbursements) shall to the maximum extent that would be permitted under Delaware law, be advanced by the Company prior to the final disposition of such claim, upon receipt by the Company of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses if it shall ultimately be determined that the Indemnitee is not entitled to indemnification by the Company under Section 21(a).

(d)                                 The indemnification, advancement and exculpation provided in this Section 21 is the for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification, advancement or exculpation for any other persons or entities.

22.                               Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any director (if any) or manager (if any) of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or director or manager of the Company.

23.                               Assignments.

The Member may assign in whole or in part its limited liability company interest(s) in the Company with written notice to the Company. The transferee of a limited liability company interest in the Company shall be admitted to the Company as a Member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart to this Agreement. If the Member transfers all of its limited liability company interests in the Company pursuant to this Section 23, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a Member of the Company.

24.                               Resignation.

The Member may resign from the Company at any time with written notice to the Company. If the Member resigns pursuant to this Section 24, a person may be admitted to the Company as an additional Member of the Company upon the written consent of the resigning Member and such person’s execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If a person is admitted to the Company as an additional Member of the Company in connection with the resignation of the Member pursuant to this Section 24, such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.

25.                               Admission of Additional Members.

Except as otherwise provided in Section 24, one or more additional Members of the Company may be admitted to the Company with the written consent of the Member, A person shall be admitted to the Company as an additional Member of the Company upon the written consent of the Member and such person’s execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If additional Members are admitted to the Company as prescribed, all references to a “Member” herein shall be construed to refer to the “Members,” unless the context would require a differing interpretation.

26.                               Dissolution.

(a)                                 Events Requiring Dissolution.

The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member to dissolve the Company, (ii) at any time there are no Members of the Company unless the Company is continued without dissolution in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b)                                 Bankruptcy.

The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of the Member will not cause the Member to cease to be a Member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)                                  Wind-Up.

In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)                                 Certificate of Cancellation.

When all debts, liabilities or obligations of the Company have, in accordance with the Act, been paid and discharged, or adequate provisions have been made for their payment or discharge, and all of the remaining property and assets of the Company have been distributed, a certificate of cancellation setting forth the information required by the Act will be executed by one or more authorized persons and filed with the Delaware Secretary. Upon such filing, the existence of the Company will cease,. Subject to the Act, the Member will have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

27.                               Separable Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

28.                               No Benefit to Creditors.

None of the provisions of this Agreement are for the benefit of or enforceable by any creditors of the Company.

29.                               Governing Law.

This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of law principles), all rights and remedies being governed by said laws.

30.                               Subject to All Laws.

The provisions of this Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

31.                               Amendments.

This Agreement may only be modified, altered, supplemented or amended by a writing executed and delivered by the Member.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first above written.

MEMBER:

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Joseph C. Henry
Name:	Joseph C. Henry
Title:	Senior Vice President — Legal and Corporate Secretary

EXHIBIT A

	Units of
	Limited Liability	Percentage of Limited Liability
Member	Company Interest	Company Interests
Weatherford International, LLC	100	100%
2000 St. James Place
Houston, Texas 77056

A-1

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

This First Amendment to the Limited Liability Company Agreement (the “Agreement”) of WEUS Holding, LLC is dated effective as of the 31st day of March 2013, by Weatherford International, LLC, a Delaware limited liability company, the Sole Member of WEUS Holding, LLC, a Delaware limited liability company (the “Company”).

Preliminary Statements

WHEREAS, the Sole Member wishes to amend Article I, Section 5 of the Agreement;

Amendment

NOW, THEREFORE, the Sole Member amends the Agreement as follows:

5.                                              Term.

The term of the Company (in the form of a corporation) commenced on March 31, 1975 when the Original Certificate of Incorporation was filed with the Delaware Secretary and such term was not interrupted by the Conversion. The Company continues in existence from such date as the same entity and the term of the Company shall be perpetual, unless it is dissolved sooner in accordance with Section 26(a). Notwithstanding the dissolution of the Company, the existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in accordance with the Act.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this First Amendment to the Limited Liability Company Agreement on this 25th day of June 2013.

SOLE MEMBER:

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Dharmesh B. Mehta
Dharmesh B. Mehta
Executive Vice President